UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014 (December 11, 2014)

Ciber, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 11, 2014, the Ciber Board of Directors approved a share buyback program of up to $10 million. Under the program, the Company may purchase shares from time to time on the open market. The program has no minimum share repurchase amounts and there is no fixed time period under which any share repurchases must take place. All of the repurchases will be made pursuant to a pre-arranged trading plan consistent with SEC Rule 10b-18.

Item 9.01(d).  Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 15, 2014 announcing share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ciber, Inc.

Date: December 15, 2014	By:	/s/ Christian M. Mezger
Christian M. Mezger
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description

99.1	Press Release dated December 15, 2014 announcing share repurchase program.